Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

I consent to the incorporation by reference in this Amendment No. 1 on Form 10-K of my audit report dated September 15, 2014 relative to the financial statements of Bonanza Gold Corp. as of December 31, 2013 and for the year then ended.

RLB Certified Public Accountant PLLC

November 25, 2014